99.19


                               FIRST AMENDMENT TO
                           CHANGE IN CONTROL AGREEMENT


     This is an amendment to the CHANGE IN CONTROL AGREEMENT previously entered into as of January 28, 1999, by and between BART HILL (the "Employee") and SAN JOAQUIN BANK, (the "Bank").

     1. The three unnumbered paragraphs following Paragraph 1(d)(ii) are hereby deleted in order that the Severance Payment shall be determined without regard to any limitations based on Consideration involved in a transaction constituting a Change in Control.

     2. In all other respects, the parties reaffirm the Change in Control Agreement dated January 28, 1999.


     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Bank by its duly authorized officers, this 7th day of June, 2001.


EXECUTIVE:                              SAN JOAQUIN BANK,



/s/ Bart Hill                           By: /s/ Bruce Maclin
------------------------------              -----------------------------------
BART HILL, President & CEO                  BRUCE MACLIN, Chairman of the Board



                                        By: /s/ Stephen M. Annis
                                            -----------------------------------
                                            STEVE ANNIS, Senior Vice President




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